                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant Section 240.14a-11(c)
         Section 240.14a-12



                             Rurban Financial Corp.
       -------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


       -------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1)    Title of each class of securities to which transaction applies:

                ----------------------------------------------------------------
         (2)    Aggregate number of securities to which transaction applies:

                ----------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                ----------------------------------------------------------------
         (4)    Proposed maximum aggregate value of transaction:
                                                                ----------------
         (5)    Total fee paid:
                                ------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)    Amount Previously Paid:
                                       -----------------------------------------
         (2)    Form, Schedule or Registration Statement No.:
                                                             -------------------
         (3)    Filing Party:
                             ---------------------------------------------------

         (4)    Date Filed:
                           -----------------------------------------------------

                             RURBAN FINANCIAL CORP.
                               401 CLINTON STREET
                              DEFIANCE, OHIO 43512
                                 (419) 783-8950
                           ---------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           ---------------------------


                                                                  Defiance, Ohio
                                                                  March 23, 2001

To the Shareholders of
Rurban Financial Corp.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders (the "Annual Meeting") of Rurban Financial Corp. (the "Company") will be held in the banquet room at the Serrick Center located at The Defiance College, 701 N. Clinton Street, Defiance, Ohio, on Monday, April 23, 2001, at 10:00 a.m., local time, for the following purposes:

         1. To elect five (5) directors; four (4) to serve for terms of three (3) years each and one (1) to serve for a term of two
                  (2) years.

         2. To transact such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

         Shareholders of record at the close of business on March 9, 2001 will be entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) thereof.

         You are cordially invited to attend the Annual Meeting. The vote of each shareholder is important. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy promptly in the enclosed envelope. If you attend the Annual Meeting and desire to revoke your proxy, you may do so and vote in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

                                         By Order of the Board of Directors,

                                         /s/ Thomas C. Williams

                                         Thomas C. Williams, President and
                                         Chief Executive Officer

                             RURBAN FINANCIAL CORP.
                               401 CLINTON STREET
                              DEFIANCE, OHIO 43512
                                 (419) 783-8950

                                 PROXY STATEMENT
                                 ---------------

         This Proxy Statement and the accompanying proxy are being mailed to shareholders of Rurban Financial Corp., an Ohio corporation (the "Company"), on or about March 23, 2001, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") called to be held on Monday, April 23, 2001, or at any adjournment(s) thereof. The Annual Meeting will be held at 10:00 a.m., local time, in the banquet room at the Serrick Center located at The Defiance College, 701 N. Clinton Street, Defiance, Ohio.

         The Company has six wholly-owned subsidiaries. They include: The State Bank and Trust Company, Defiance, Ohio ("State Bank"); The Peoples Banking Company, Findlay, Ohio ("Peoples Bank"); The First National Bank of Ottawa, Ottawa, Ohio ("Ottawa"); The Citizens Savings Bank Company, Pemberville, Ohio ("Citizens"); Rurbanc Data Services, Inc., Defiance, Ohio ("RDSI"); and Rurban Life Insurance Company, Defiance, Ohio ("Rurban Life"). State Bank has two-wholly owned subsidiaries, Reliance Financial Services, N.A. ("RFS"), a nationally-chartered trust and financial services company and Rurban Mortgage Company ("RMC"), an Ohio corporation and mortgage company with its principle offices located in Defiance, Ohio.

         A proxy for use at the Annual Meeting accompanies this Proxy Statement and is solicited by the Board of Directors of the Company. A shareholder of the Company may use his proxy if he is unable to attend the Annual Meeting in person or wishes to have his common shares voted by proxy even if he does attend the Annual Meeting. Without affecting any vote previously taken, any shareholder executing a proxy may revoke it at any time before it is voted by (1) filing with the Secretary of the Company, at the address of the Company set forth on the cover page of this Proxy Statement, written notice of such revocation; (2) executing a later-dated proxy which is received by the Company prior to the Annual Meeting; or (3) attending the Annual Meeting and giving notice of such revocation in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

         Only shareholders of the Company of record at the close of business on March 9, 2001 (the "Record Date") are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) thereof. At the close of business on the Record Date, 4,347,238 common shares were outstanding and entitled to vote. Each common share of the Company entitles the holder thereof to one vote on each matter to be submitted to shareholders at the Annual Meeting. A quorum for the Annual Meeting is a majority of the outstanding common shares.

         Common shares represented by signed proxies that are returned to the Company will be counted toward the quorum in all matters even though they are marked "Abstain," "Against" or "Withhold Authority" on one or more or all matters or they are not marked at all. Broker/dealers who hold their customers' common shares in street name may, under the applicable rules of the self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such common shares and may vote such common shares on routine matters, which, under such rules, typically include the election of directors, but broker/dealers may not vote such common shares on other matters, which typically include amendments to the articles of incorporation of a corporation and the approval of certain stock compensation plans, without specific instructions from the customer who owns such common shares. Proxies signed and submitted by broker/dealers which have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes. Such proxies count toward the establishment of a quorum.

         The Company will bear the costs of preparing and mailing this Proxy Statement, the accompanying proxy and any other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board of Directors. Proxies will be solicited by mail and may be further solicited, for no additional compensation, by officers, directors or employees of the Company and its subsidiaries by further mailing, by telephone or by personal contact. The Company will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of common shares not beneficially owned by them, for forwarding such materials to and obtaining proxies from the beneficial owners of such common shares.

         The Annual Report to the Shareholders of the Company for the fiscal year ended December 31, 2000 (the "2000 fiscal year") is enclosed herewith.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT
                        --------------------------------

         As of the Record Date, other than the Employee Stock Ownership Plan and Savings Plan of Rurban Financial Corp., no person or entity had beneficial ownership of more than 5% of the outstanding common shares of the Company.

         The following table sets forth, as of the Record Date, certain information concerning the beneficial ownership of common shares by each director of the Company, by each person nominated for election as a director of the Company, by each of the executive officers named in the Summary Compensation Table and by all current executive officers and directors of the Company as a group:

                                 Amount & Nature  Common Shares Which            Percent
      Name of                     of Beneficial   Can Be Acquired Upon              of
  Beneficial Owner                Ownership (1)    Exercise of Options   Total   Class (2)
  ----------------                -------------    -------------------   -----   ---------
                                                  (Exercisable within
                                                        60 Days)
  Rurban Financial Corp.
    Employee Stock Ownership
    & Savings Plan                   640,566                0           640,566    14.7%
  Thomas A. Buis                       1,727              735             2,462     (4)
  Richard C. Burrows                  40,394            2,205            42,599     (4)
  Thomas M. Callan                     3,360              735             4,095     (4)
  John R. Compo                       37,163            2,205            39,368     (4)
  Robert W. Constien                  22,845            4,410            27,255     (4)
  John Fahl                            1,115            2,205             3,320     (4)
  Robert A. Fawcett, Jr                5,875            2,205             8,080     (4)
  Richard Z. Graham                   34,185            2,205            36,390     (4)
  Eric C. Hench                       14,797            2,205            17,002     (4)
  Kenneth A. Joyce                     2,105            4,410             6,515     (4)
  Gary A. Koester                        671              735             1,406     (4)
  W. Scott Muir                        2,512            2,205             4,717     (4)


  Mark A. Soukup                       4,028            4,410             8,438       (4)
  Steven D. VanDemark                 10,479            2,940            13,419       (4)
  J. Michael Walz, D.D.S              21,988            2,205            24,193       (4)
  Richard C. Warrener                  4,651            4,410             9,061       (4)
  Thomas C. Williams                   5,742           11,025            16,768       (4)
  All current executive officers
  and directors as a group (17                                          905,656(12)   20.84%
  persons)

(1) Unless otherwise noted, the beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table.

(2) The percent of class is based upon 4,347,238 common shares outstanding on the Record Date.

(3) Does not include 1,626 common shares held in the name of Mr. Buis' wife, as to which she exercises sole voting and investment power.

(4) Reflects ownership of less than 1% of the outstanding common shares of the Company.

(5) Does not include 6,560 common shares held in a trust for the benefit of the wife of Mr. Burrows as to which she exercises sole voting and investment power.

(6) Does not include 29,267 common shares held in a trust for the benefit of the wife of Mr. Callan as to which she exercises sole voting and investment power.

(7) Does not include 2,625 common shares held in the name of Mr. Compo's wife, as to which she exercises sole voting and investment power.

(8) Includes 33,720 common shares held by the Graham I LTD Investment Trust, as to which he shares voting and investment power and 365 common shares held in the Richard Z. Graham Revocable Trust, as to which he exercises sole voting and investment power. Mr. Graham retired in April 2000.

(9) Includes 14,797 common shares held by the Eric C. Hench Agency Trust as to which Mr. Hench has sole voting and investment power.

(10) Includes 4,181 common shares held jointly by Mr. VanDemark and his wife, as to which he exercises shared voting and investment power. Also includes 3,936 common shares held in the names of Mr. VanDemark's children for which Mr. VanDemark is custodian.

(11) Does not include 197 common shares held in IRA for the benefit of the wife of Dr. Walz, as to which she exercises sole voting and investment power. Includes 20,095 common shares held in the Krouse Evans Inc. Profit Sharing Plan, as to which Dr. Walz exercises shared voting and investment power with Reliance Financial Services, N.A.

(12) Includes common shares jointly held by executive officers and directors and other persons. Shares owned by the Rurban Financial Corp. Employee Stock Ownership and Savings Plan ("ESOP") which have been allocated to persons listed in this beneficial ownership table are also included in those persons' holdings. Does not include common shares held by wives of executive officers and directors if such wives exercise sole voting and investment powers.

         To the Company's knowledge, based solely on a review of the copies of the reports furnished to the Company and written representations that no other reports were required during the 2000 fiscal year, all filing requirements applicable to officers, directors and owners of more than 10% of the outstanding common shares of the Company under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), were complied with.

                              ELECTION OF DIRECTORS
                              ---------------------

         In accordance with Article FIFTH of the Amended Articles of Incorporation of the Company (the "Amended Articles") and Section 2.02 of the Amended Regulations of the Company (the "Amended Regulations"), five (5) directors are to be elected; four (4) directors to serve for terms of three (3) years each and one (1) director to serve for a term of two (2) years and until their respective successors are elected and qualified. The five directors standing for election as directors of the Company are Thomas A. Buis, Thomas M. Callan, Eric C. Hench, Gary A. Koester and Steven D. VanDemark. Mr. Callan, Mr. Hench, Mr. Koester and Mr. VanDemark have been nominated to serve three (3) year terms and Mr. Buis has been nominated to serve a two (2) year term. Richard C. Burrows and W. Scott Muir, whose terms as directors of the Company will expire at the Annual Meeting, will not stand for reelection due to their retirement from the Board of Directors. Mr. Burrows has served on the Board of Directors of the Company since 1983 and Mr. Muir has served on the Board of Directors of the Company since 1998. The Company is extremely grateful to these gentlemen for their loyal service.

         It is the intention of the persons named in the accompanying proxy to vote the common shares represented by the proxies received pursuant to this solicitation for the nominees named below who have been designated by the Board of Directors, unless otherwise instructed on the proxy.

         The following table gives certain information concerning each nominee for election as a director of the Company. Unless otherwise indicated, each person has held his principal occupation for more than five years.

                                                                  Director of the
                              Position(s) Held with the               Company         Nominee
                             Company and its Subsidiaries           Continuously      for Term
Nominee               Age     and Principal Occupation(s)              Since         Expiring In
-------               ---   -------------------------------       ---------------    -----------
Thomas A Buis         63    Chairman of Spencer-Patterson              Newly             2003
                            Agency Inc., Findlay, Ohio, a            nominated
                            general insurance agency since
                            January 2000; President of
                            Spencer-Patterson Agency Inc., from
                            1975 to January 2000; Director of
                            Peoples Bank since 1990

Thomas M. Callan      58    President of Defiance Stamping             Newly             2004
                            Company; Director of State Bank          nominated
                            since 1996

                                                                  Director of the
                              Position(s) Held with the               Company         Nominee
                             Company and its Subsidiaries           Continuously      for Term
Nominee               Age     and Principal Occupation(s)              Since         Expiring In
-------               ---   -------------------------------       ---------------    -----------
Eric C. Hench         47    Chairman of Chief Supermarkets,             1997             2004
                            Inc. since June 2000; Chief
                            Executive Office of Chief
                            Supermarkets, Inc. and Sun
                            Management Services from 1990 to
                            June 2000; Director of RDSI from
                            1990 to October of 1997; Director
                            of State Bank

Gary A. Koester       40    President of Koester Metals Inc., a        Newly             2004
                            quality electrical enclosures and        nominated
                            precision sheet metal fabrication
                            company since January 1992;
                            Director of RDSI since 1997

Steven D. VanDemark   48    General Manager of Defiance                 1991             2004
                            Publishing Company, Defiance Ohio,
                            a newspaper publisher; Chairman of
                            the Board of the Company; Chairman
                            of the Board of State Bank;
                            Director of RDSI

         While it is contemplated that all nominees will stand for election, if one or more of the nominees at the time of the Annual Meeting should be unavailable or unable to serve as a candidate for election as a director of the Company, the proxies reserve full discretion to vote the common shares represented by the proxies for the election of the remaining nominees and any substitute nominee(s) designated by the Board of Directors. The Board of Directors knows of no reason why any of the above-mentioned persons will be unavailable or unable to serve if elected to the Board. Under Ohio law and the Company's Regulations, the five nominees receiving the greatest number of votes will be elected as directors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE NOMINEES.

         The following table gives certain information concerning the current directors whose terms will continue after the Annual Meeting. Unless otherwise indicated, each person has held his principal occupation for more than five years.

                                                                           Director of the
                                    Position(s) Held with the                  Company           Term
                                   Company and its Subsidiaries              Continuously      Expires
Name                      Age      and Principal Occupation(s)                  Since             In
----                      ---    -------------------------------           ---------------     -------
John R. Compo              56    Chairman of Board and President of             1987             2002
                                 Compo Corporation, Defiance, Ohio, an
                                 automotive parts manufacturer;
                                 Director of State Bank and of Rurban
                                 Life.

                                                                           Director of the
                                    Position(s) Held with the                  Company           Term
                                   Company and its Subsidiaries              Continuously      Expires
Name                      Age      and Principal Occupation(s)                  Since             In
----                      ---    -------------------------------           ---------------     -------
John Fahl                  64    President, Tire Operations, since              1996             2002
                                 1994, Vice President from 1978 to
                                 1994, and a Director, of Cooper Tire
                                 & Rubber Company Findlay, Ohio, a
                                 tire and rubber manufacturing
                                 company; Director of Peoples Bank.

Robert A. Fawcett, Jr.     59    President, Fawcett, Lammon, Recker and         1992             2002
                                 Associates, Inc., Ottawa, Ohio, a
                                 general insurance agency since 1979;
                                 Director of Ottawa.

J. Michael Walz, D.D.S.    57    General Dentist in Defiance, Ohio;             1992             2003
                                 Director of State Bank; Director of
                                 RFS.

Thomas C. Williams         52    President and Chief Executive Officer          1995             2003
                                 of the Company since June, 1995;
                                 President and Chief Executive Officer
                                 of State Bank, June 1995 to August
                                 1996; President of FirstMerit Bank,
                                 FSB, Clearwater, Florida, from 1994
                                 to June, 1995; Senior Vice President
                                 and Managing Officer of the Northern
                                 Region of The First National Bank of
                                 Ohio, Cleveland, Ohio, from 1990 to
                                 1994; Director of State Bank;
                                 Director of RDSI; Director of Peoples
                                 Bank; Director of Rurban Life;
                                 Director of RFS

         There are no family relationships among any of the directors, nominees for election as directors and executive officers of the Company.

         The Board of Directors of the Company held a total of 11 meetings during the Company's 2000 fiscal year. Each incumbent director attended at least 75% or more of the aggregate of the total number of meetings held by the Board of Directors and meetings of committees on which he or she served.

         The Board of Directors of the Company has an Executive Committee comprised of John R. Compo, Robert A. Fawcett, Jr., Eric C. Hench, Steven D. VanDemark, Thomas C. Williams and J. Michael Walz, D.D.S. The function of the Executive Committee is to act on behalf of the Board of Directors between regularly scheduled meetings of the Board of Directors. The Executive Committee met twice during the 2000 fiscal year.

         The Board of Directors of the Company has a Directors' Committee comprised of Richard C. Burrows, Robert A. Fawcett, Jr., W. Scott Muir, J. Michael Walz, D.D.S., and Thomas C. Williams. In addition, Scott Weasel, a Director of Peoples Bank serves as an advisor to the Directors' Committee. The function of the Directors' Committee is to identify and recommend to the Board of Directors of the Company and the respective Boards of Directors of the Company's subsidiaries, candidates for positions as directors of the Company and its subsidiaries. The Directors' Committee did not meet during the 2000 fiscal year.

         The Board of Directors of the Company also has a Compensation Committee comprised of John R. Compo, John Fahl, Eric C. Hench, Steven D. VanDemark and J. Michael Walz, D.D.S. The function of the Compensation Committee is to review and recommend to the Board of Directors of the Company the salary, bonus and other cash compensation to be paid to, and the other benefits to be received by, the President and Chief Executive Officer of the Company, Thomas C. Williams, and the other executive officers of the Company. The Compensation Committee met 6 times during the 2000 fiscal year.

         The Board of Directors of the Company also has an Insurance Risk Management Advisory Committee ("IRMAC") comprised of W. Scott Muir, Thomas C. Williams and Robert A. Fawcett, Jr. In addition, Thomas Buis, a Director with Peoples Bank, Thomas Costigan, an advisory board member of State Bank's Cleveland Loan Production Office and James Stahl, a Director with Rurban Life, serve as advisors to the IRMAC. The IRMAC did not meet during the 2000 fiscal year.

         The Board of Directors of the Company has an Audit Committee comprised of Richard C. Burrows, Robert A. Fawcett, Jr., and W. Scott Muir. In addition, Todd Taylor, a Director of RDSI serves as an advisor to the Audit Committee. The function of the Audit Committee is to review the adequacy of the Company's system of internal controls, to investigate the scope and adequacy of the work of the Company's independent and internal auditors and to recommend to the Board of Directors a firm of accountants to serve as the Company's independent auditors. The Audit Committee met 4 times during the 2000 fiscal year.


                          REPORT OF THE AUDIT COMMITTEE
                          -----------------------------

General
-------

         In accordance with the written audit committee charter adopted by the Company's board of directors, the audit committee assists the board in fulfilling their responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. Each member of the audit committee qualifies as independent. The Board of Directors of the Company adopted the charter of the Audit Committee in April 1999 and amended the Audit Committee Charter to its current form on February 21, 2001. The Audit Committee Charter is included at the end of the proxy statement as Appendix A.

Review and Discussion with Independent Accountants and Auditors
---------------------------------------------------------------

         In discharging its oversight responsibility as to the audit process, the audit committee obtained from Crowe, Chizek and Company LLP ("Crowe") a formal written statement describing all relationships between the Company and Crowe that might bear on Crowe's independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with Crowe any relationships or services that may impact the objectivity and independence of Crowe and satisfied itself as to Crowe's independence. The audit committee also discussed with management and Crowe the adequacy and effectiveness of the Company's internal accounting and financial controls. In addition, the audit committee discussed and reviewed with Crowe all communications required by auditing standards generally accepted in the United States of America, including those described in Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and, with and without management present, discussed and reviewed the results of Crowe's examination of the financial statements.

Review with Management
----------------------

         The audit committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2000 with management. Management has the responsibility for the preparation of the Company's consolidated financial statements and Crowe has the responsibility for the audit of those statements.

Audit Fees
----------

         The aggregate fees billed for professional services rendered by Crowe for the audit of the Company's annual consolidated financial statements for the 2000 fiscal year and the reviews of the consolidated financial statements included in RFC's Quarterly Reports on Form 10-Q for the 2000 fiscal year (collectively, the "Audit Services") were $173,658.

Financial Information Systems Design and Implementation Fees
------------------------------------------------------------

         Crowe did not render any of the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X (17 CFR 210.2-01(c)(4)(ii)) (the "Financial Information Systems Design and Implementation Services") during the 2000 fiscal year for the Company or its subsidiaries.

All Other Fees
--------------

         The aggregate fees billed for services rendered by Crowe, other than Audit Services and Financial Information Systems Design and Implementation Services, for the 2000 fiscal year (the "Other Services") were $276,012.

Conclusion
----------

         Based on the reviews and discussions with management and Crowe noted above, the audit committee recommended to the board of directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 to be filed with the SEC and the board approved such recommendation. The audit committee also determined that the provision of the Other Services was compatible with maintaining Crowe's independence.

Submitted by the Audit Committee of the Company's Board of Directors.

Robert A. Fawcett, Jr., Chairman, Richard C. Burrows and W. Scott Muir.

                        TRANSACTIONS INVOLVING MANAGEMENT
                        ---------------------------------

         During the Company's 2000 fiscal year, the Company's subsidiaries including State Bank, Peoples Bank, Ottawa, Citizens, RFS and RMC entered into banking-related transactions, in the ordinary course of their respective businesses, with certain executive officers and directors of the Company (including certain executive officers of the Company's subsidiaries), members of their immediate families and corporations or organizations with which they are affiliated. It is expected that similar transactions will be entered into in the future. Loans to such persons have been made on substantially the same terms, including the interest rate charged and collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or its subsidiaries. These loans have been, and are presently, subject to no more than a normal risk of uncollectibility and present no other unfavorable features. The amount of loans to directors and executive officers of the Company (including certain executive officers of the Company's subsidiaries) and their associates as a group at December 31, 2000, was $ 3,613,132. As of the date hereof, all of such loans were performing loans.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
           -----------------------------------------------------------

         Steven D. VanDemark, who is Chairman of the Board of the Company, is a member of the Compensation Committee of the Company's Board of Directors. Other members of the Company's Compensation Committee are John R. Compo, Eric C. Hench, J. Michael Walz, D.D.S. and John Fahl, Chairman.


                        REPORT ON EXECUTIVE COMPENSATION
                        --------------------------------

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, this Report and the performance graph set forth in this proxy shall not be incorporated by reference into any such filings.

         Thomas C. Williams, President and Chief Executive Officer of the Company, Robert W. Constien, Senior Executive Vice President and Chief Operating Officer of the Company and Chief Executive Officer of RFS, and Richard C. Warrener, Executive Vice President and Chief Financial Officer of the Company, received compensation from the Company for services rendered during the 2000 fiscal year as executive officers of the Company.

         Mark A. Soukup, President and Chief Executive Officer of State Bank, was paid by State Bank for services rendered in his capacity as an executive officer of State Bank during fiscal year 2000.

         Kenneth A. Joyce, Chairman and Chief Executive Officer of RDSI, was paid by RDSI for services rendered in his capacity as an executive officer of RDSI during fiscal year 2000.

         Mr. Williams, Mr. Constien, Mr. Warrener, Mr. Soukup and Mr. Joyce participate in the various compensation plans of the Company addressed below.

         The Board of Directors has directed the Compensation Committee to develop, implement and maintain an Executive Compensation Program that supports the overall objectives and performance of the corporation; provides compensation levels that enable the organization to attract, retain and reward competent executive officers; and meets all regulatory requirements. The Compensation Committee is comprised of five outside directors including, Steven D. VanDemark, who also serves as Chairman of the Board of the Company, John R. Compo, Eric C. Hench, J. Michael Walz, D.D.S. and its Chairman, John Fahl. The Compensation Committee reviews and recommends to the full Board the salaries, bonuses and other cash compensation to be paid to, and the other benefits to be received by, the executive officers of the Company. During 2000, no compensation decisions by the Compensation Committee were modified or rejected in any material way by the full Board. Although Thomas C. Williams, Robert W. Constien and Richard C. Warrener attended various meetings of the Compensation Committee at the request of the members of that Committee during the 2000 fiscal year, they did not vote on compensation matters brought before the Compensation Committee.

Compensation Policies Toward Executive Officers
-----------------------------------------------

         In determining the compensation of the executive officers of the Company, the Compensation Committee has sought to create a compensation program which is competitive with programs of a peer group of similar organizations and that links compensation to financial performance, rewards above-average corporate performance and recognizes individual contributions and achievements. There are two components of the annual cash compensation program for the executive officers of the Company: (1) a base salary component; and (2) an incentive bonus component payable under the Rurban Financial Corp. Incentive Compensation Plan (the "Company Bonus Plan") which directly links the bonus to be paid to the financial performance of the Company.

         The Compensation Committee utilized the services of L.R. Webber Associates, Inc. ("Webber"), a regionally recognized independent compensation consulting company, to review and to make recommendations regarding the competitiveness and effectiveness of the Corporation's executive compensation program. As part of that review, Webber was requested to review executive compensation programs of banking organizations that shared one or more common traits with the Corporation (such as asset size and geographic location). The information and recommendations of Webber have been utilized by the Committee and the Board of Directors.

Salaries
--------

         The determination of the base salaries of the executive officers of the Company is based upon an overall evaluation of a number of factors, including a subjective evaluation of individual performance, contributions to the Company and its subsidiaries, experience and an analysis of how the Company's compensation of its employees compares to compensation of individuals holding comparable positions with bank holding companies of similar asset size and complexity of operations. In addition, the determination of the base salary of Mr. Joyce also took into account the compensation of individuals holding comparable positions with bank data processing companies. Peer group compensation was the primary factor in setting of the salary of the executive officers of the Company.

         The salary paid to Mr. Williams for services rendered in his capacities as President and Chief Executive Officer of the Company during the 2000 fiscal year was approved by the Compensation Committee on February 22, 1999. The salaries paid to Mr. Williams, Mr. Constien and Mr. Warrener for services rendered in their capacities with the Company during the 2000 fiscal year represented no increase over the salaries paid to them with respect to the 1999 fiscal year.

         The salary paid to Mr. Joyce for services rendered in his capacities as Chairman and Chief Executive Officer of RDSI and to Mr. Soukup for services rendered in his capacity as President and Chief

Executive Officer of State Bank during the 2000 fiscal year represented no increase over the salaries paid to Mr. Joyce and Mr. Soukup with respect to the 1999 fiscal year.

Incentive Compensation
----------------------

         In 1999, the Rurban Financial Corp. 1999 Incentive Compensation Plan (the "1999 Incentive Compensation Plan") was implemented, linking executive officers' incentive compensation directly to the Company's return on equity. This new plan is designed to better match incentive compensation to shareholder value. It is the Compensation Committee's philosophy, over time, to increase the "at-risk" portion of executive officer total compensation by directly linking a greater percentage of executive officers' total compensation to the Company's return on equity and thereby to shareholder value.

         Under the 1999 Incentive Compensation Plan, the year-end bonus was determined under a sliding scale based on the Company's return on equity ("ROE"). The determination of the amounts of bonuses to be paid and the payment of such bonuses is made during the first quarter of the following fiscal year. Under this bonus plan, Mr. Williams, Mr. Constien, Mr. Warrener and Mr. Joyce received bonuses equal to 30% of their respective base salaries for the 2000 fiscal year and 35% of their respective base salaries for the 1999 fiscal year. Mr. Soukup received a bonus equal to 11.25% of his base salary for the 2000 fiscal year and 35% of his base salary for the 1999 fiscal year. Mr. Williams, Mr. Constien, Mr. Warrener, Mr. Soukup and Mr. Joyce received no bonuses under the Company Bonus Plan with respect to the 1998 fiscal year as a result of the Company's financial performance.

         Other employees of the Company and subsidiaries are eligible to receive bonuses under the Company Incentive Compensation Plan.

Stock Option Plan
-----------------

         On March 12, 1997, the Board of Directors of the Company adopted, the Rurban Financial Corp. Stock Option Plan (the "Stock Option Plan") for directors and officers of the Company and its subsidiaries (the "Key Employees"). The Stock Option Plan was approved by the Company's shareholders at the April 28, 1997 Annual Meeting. The Stock Option Plan authorizes the granting of (i) incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) non-qualified stock options ("NQSOs") and (iii) stock appreciation rights ("SARs") (ISOs and NQSOs are sometimes referred to collectively herein as "Options"). The purpose of the Stock Option Plan is to encourage Key Employees to acquire or increase and retain a financial interest in the Company, to remain in the service of the Company, and to put forth maximum efforts for the success of the Company, and to enable the Company and its subsidiaries to compete effectively for the services of potential employees and directors by furnishing an additional incentive to join the service of the Company and its subsidiaries. The Stock Option Plan also provides an incentive to Key Employees of the Company and its subsidiaries to put forth a maximum effort to increase the value of the Company's common shares, because, under the Stock Option Plan, the exercise price of the Options cannot be less than the fair market value of the common shares on the date the Options are granted.

         Options for approximately 91,250 of the Company's common shares were granted to directors, officers and employees of the Company and/or its subsidiaries during 2000.

Additional Compensation Plans
-----------------------------

         To enhance the long-term commitment of the officers and employees of the Company and its subsidiaries, the Company adopted the Employee Stock Ownership Plan ("ESOP") in 1985, and The Rurban Financial Corp. Savings Plan and Trust (the "Savings Plan") in 1988. Mr. Williams, Mr. Constien, Mr. Warrener, Mr. Soukup and Mr. Joyce as well as all officers and employees of the Company and its subsidiaries who meet applicable eligibility criteria, may participate in the ESOP and the Savings Plan.

         Each year, the Company and each of its subsidiaries may contribute an amount in cash and/or common shares of the Company to the ESOP which does not exceed the amount of the annual net profits of the corporation making the contribution. Pro rata allocations of amounts contributed by the Company or one of its subsidiaries are made to the accounts of the participants in the ESOP. The Company and its subsidiaries contributed an aggregate amount of $708,000 to the ESOP with respect to the 2000 fiscal year. As of the date of this Proxy Statement, no determination has been made as to the amount to be allocated to the account of Mr. Williams, Mr. Constien, Mr. Warrener, Mr. Soukup and Mr. Joyce under the ESOP with respect to the 2000 fiscal year.

         Three types of contributions are contemplated under the Savings Plan:
(1) pre-tax elective deferral contributions by each participant in the Savings Plan of a percentage of his or her annual compensation; (2) matching contributions made by the Company or the corporation employing the Savings Plan participant in cash in an amount determined by the Board of Directors of the Company; and (3) qualified rollover contributions by a Savings Plan participant from other qualified plans. The Board of Directors of the Company determined that for 2000, the amount of the matching contributions to be made on behalf of each participant in the Savings Plan would be 50% of the amount of such participant's pre-tax elective deferral contributions, but only upon that portion of his or her pre-tax elective deferral contributions which did not exceed 6% of his or her annual compensation. Matching contributions in the amount of $5,250, $4,936, $5,249, $4,523 and $2,938 were made on behalf of Mr.
Williams, Mr. Constien, Mr. Warrener, Mr. Soukup and Mr. Joyce, respectively, to match their respective 2000 pre-tax elective deferral contributions made to the Savings Plan.

Submitted by the Compensation Committee of the Company's Board of Directors:

John R. Compo, Eric C. Hench, Steven D. VanDemark, J. Michael Walz, D.D.S. & John Fahl, Chairman


                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary of Cash and Certain Other Compensation
----------------------------------------------

         The following table shows, for the last three years, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or earned for those years, to Thomas C. Williams, the Company's President and Chief Executive Officer, Robert W. Constien, Senior Executive Vice President and Chief Operating Officer of the Company and Chief Executive Officer of RFS, Richard C. Warrener, Executive Vice President and Chief Financial Officer of the Company, Henry R. Thiemann, Senior Vice President of the Company and Kenneth A. Joyce, Chairman and Chief Executive officer of RDSI.

                                        SUMMARY COMPENSATION TABLE

                                                                    Long-Term
                                                                   Compensation
                                                                      Awards
                                                                      ------
Name and                                                        Securities Underlying      All Other
Principal Position              Year   Salary($)(1)   Bonus($)       Options(#)         Compensation ($)
------------------              ----   ------------   --------       ----------         ----------------
Thomas C. Williams,             2000     $225,000     $67,500           9,000             $24,634(2)
President and Chief             1999     $225,000     $78,750               0             $34,803(2)
Executive Officer of the        1998     $210,125     $     0           3,750             $43,194(2)
Company

Robert W. Constien,  Senior     2000     $145,000     $43,500           5,000             $ 7,143(3)
Executive Vice President        1999     $145,000     $50,750               0             $21,562(3)
and Chief Operating Officer     1998     $130,000     $     0           1,500             $33,916(3)
of the Company and CEO of
RFS

Richard C. Warrener,            2000     $125,000     $37,500           5,000             $12,498(4)
Executive Vice President        1999     $125,000     $43,750               0             $19,251(4)
and Chief Financial Officer     1998     $110,000     $     0           1,500             $25,128(4)
of the Company

Mark A. Soukup, President       2000     $145,000     $16,313           5,000             $ 8,024(5)
and Chief Executive Officer     1999     $145,000     $50,750               0             $16,693(5)
of State Bank                   1998     $138,500     $     0           1,500             $22,092(5)

Kenneth A. Joyce, Chairman      2000     $145,000     $43,500           5,000             $ 6,516(6)
and Chief Executive Officer     1999     $145,000     $50,750               0             $10,949(6)
of RDSI                         1998     $132,000     $     0           1,500             $15,076(6)

(1) "Salary" includes (a) for Mr. Williams, fees received during 1998 as a director of the Company and its subsidiaries in the amounts of $45,125,
         (b) for Mr. Constien, fees received during 1998 as a director of State Bank and RFS in the amounts of $15,000, and (c) for Mr. Joyce fees received during 1998 as a director of RMC and RDSI in the amounts of $12,000. In 1999, base salaries were adjusted and the payment of director fees to executive officers was discontinued.

(2)      "All Other Compensation" for fiscal years 2000, 1999 and 1998 includes:
         (i) a contribution of $5,250, $5,977 and $5,000, respectively, to the Savings Plan on behalf of Mr. Williams to match 2000, 1999 and 1998 pre-tax elective deferral contributions (included under "Salary") made by him to the Savings Plan, (ii) payments of $13,755, $12,797 and $12,658, respectively, during fiscal years 2000, 1999 and 1998 representing the grossed-up premiums for a life insurance policy which Mr. Williams personally owns and
         (iii) for fiscal years 2000, 1999 and 1998, payments of $690, $1,704 and $1,613, respectively, which represent the premiums paid on Mr. Williams' behalf for a group term life insurance policy which has a death benefit equal to 200% of Mr. Williams' annual salary less $50,000. The amounts allocated to the account of Mr. Williams under the ESOP for 1999 and 1998 were $9,902 and $11,380, respectively. The amount to be allocated to the account of Mr. Williams under the ESOP with respect to fiscal year 2000 has not been determined as of the date of this Proxy Statement.

(3) "All Other Compensation" for 2000, 1999 and 1998 includes (i) contributions of $4,936, $4,572 and $4,877, respectively, to the Savings Plan on behalf of Mr. Constien to match 2000, 1999 and 1998 pre-tax elective deferral contributions (included under "Salary") made by him to the Savings Plan and (ii) payments of $134, $182 and $128 which represent the premiums which were paid on behalf of Mr. Constien in 2000, 1999 and 1998 and, respectively, under a group term life insurance policy which has a death benefit payable thereunder equal to approximately 200% of Mr. Constien's annual salary less $50,000. The amounts allocated to the account of Mr. Constien under the ESOP for 1999 and 1998 were $9,416 and $11,346, respectively. The amount to be allocated to the account of Mr. Constien under the ESOP with respect to fiscal year 2000 has not been determined as of the date of this Proxy Statement.

(4) "All Other Compensation" for 2000, 1999 and 1998 includes (i) in 2000, 1999 and 1998, a contribution of $5,249, $3,928 and $4,617 to the
         Savings Plan on behalf of Mr. Warrener to match pre-tax elective deferral contributions (included under "Salary") made by him to the Savings Plan and (ii) in 2000, 1999 and 1998, $1,032, $1,416 and $864,
         respectively, which represent the premiums paid on Mr. Warrener's behalf for a group term life insurance policy which has a death benefit equal to 200% of Mr. Warrener's annual salary less $50,000. The amount allocated to the account of Mr. Warrener under the ESOP for 1999 and 1998 was $7,958 and $10,755 respectively. The amount to be allocated to the account of Mr. Warrener under the ESOP with respect to fiscal year 2000 has not been determined as of the date of this Proxy Statement.

(5) "All Other Compensation" for 2000, 1999 and 1998 includes (i) a contribution of $4,523, $4,447 and $3,738 to the Savings Plan on behalf of Mr. Soukup to match 2000 pre-tax elective deferral contributions (included under "Salary") made by him to the Savings Plan and (ii) payments of $361, $324 and $347 which represent the premiums which were paid on Mr. Soukup's behalf in 2000, 1999 and 1998, respectively, under a group term life insurance policy which has a death benefit payable thereunder equal to approximately 200% of Mr. Soukup's annual salary less $50,000. The amounts allocated to the account of Mr. Soukup under the ESOP for 1999 and 1998 were $8,678 and $10,445, respectively. The amount to be allocated to the account of Mr. Soukup under the ESOP with respect to fiscal year 2000 has not been determined as of the date of this Proxy Statement.

(6) "All Other Compensation" for 2000, 1999 and 1998 includes (i) a contribution of $2,938, $2,787 and $2,048, respectively to the Savings Plan on behalf of Mr. Joyce to match 2000, 1999 and 1998 pre-tax elective deferral contributions (included under "Salary") made by him to the Savings Plan and (ii) a payment of $795, $1,022 and $1,094 which represents the premium paid on Mr. Joyce's behalf in 2000, 1999 and 1998, respectively, under a group term life insurance policy which has a death benefit payable thereunder equal to approximately 200% of Mr. Joyce's annual salary less $50,000. The amount allocated to the account of Mr. Joyce under the ESOP for 1999 and 1998 was $8,646 and $4,448, respectively. The amount to be allocated to the account of Mr. Joyce under the ESOP with respect to fiscal year 2000 has not been determined as of the date of this Proxy Statement.

Grants of Options
-----------------

         The following table sets forth information concerning individual grants of Options made during the 2000 fiscal year to each of the executive officers named in the Summary Compensation Table. No stock appreciation rights have been granted.

                                  OPTION GRANTS IN LAST FISCAL YEAR
                                          % of                                 Potential Realizable
                         Number of        Total                                  Value at Assumed
                        Securities       Options                               Annual Rates of Stock
                        Underlying      Granted to    Exercise                  Price Appreciation
                          Options      Employees in    Price      Expiration    for Option Term(2)
       Name            Granted(#)(1)   Fiscal Year   ($/Share)       Date        5%($)     10%($)
       ----            -------------   -----------   ---------       ----       ------------------
Thomas C. Williams         9,000            9.9%      $11.625      11/20/10     $65,798   $166,739
Richard C. Warrener        5,000            5.5%      $11.625      11/20/10     $36,555   $ 92,633
Robert W. Constien         5,000            5.5%      $11.625      11/20/10     $36,555   $ 92,633
Mark A. Soukup             5,000            5.5%      $11.625      11/20/10     $36,555   $ 92,633
Kenneth A. Joyce           5,000            5.5%      $11.625      11/20/10     $36,555   $ 92,633

         (1) These Options were granted under the Rurban Financial Corp. Stock Option Plan (the "Plan"). Options may be exercised in accordance with the terms of the Plan after the Options have vested. The Options vest over a five-year period from the date of grant with 20% of the total number of Options granted vesting each year. Upon the earlier of (i) an optionee/officer's 65th birthday,
(ii) the occurrence of a change of control transaction involving the Company or
(iii) the death or total disability of the optionee/officer, all Options immediately vest and become exercisable in accordance with the Plan. In the event of termination of employment of a named executive officer by reason of normal retirement, his Options may thereafter be exercised in full for a period of three months, subject to the stated term of the Option. In the event of termination of employment of a named executive officer by reason of death or total disability, his Options may thereafter be exercised in full for a period of one year, subject to the stated term of the Options. If a named executive officer's employment is terminated for any other reason, his Options are forfeited.

         (2) The amounts reflected in this table represent certain assumed rates of appreciation only over the 10 year term of the Options and have been rounded to the nearest whole dollar. Actual realized values, if any, on Option exercises will be dependent on the actual appreciation of the common shares of the Company over the terms of the Options. There can be no assurances that the Potential Realizable Values reflected in this table will be achieved.

Option Exercises and Holdings
-----------------------------

         The following table sets forth information with respect to Options exercised during, and unexercised Options held as of the end of, the 2000 fiscal year by each of the executive officers named in the Summary compensation Table.

                                    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                           AND FISCAL YEAR-END OPTION VALUES


                                                              Number of Securities           Value of Unexercised
                      Shares Acquired on       Value         Underlying Unexercised              In-the-Money
      Name                 Exercise         Realized($)       Options at FY-End (#)         Options at FY-End($)(1)
      ----                 --------         -----------     -------------------------       -----------------------
                                                           Exercisable   Unexercisable    Exercisable    Unexercisable
                                                           -----------   -------------    -----------    -------------
Thomas C. Williams             0                 $0           11,025        17,663             $0             $0
Robert W. Constien             0                 $0           4,410          8,465             $0             $0
Richard C. Warrener            0                 $0           4,410          8,465             $0             $0
Mark A. Soukup                 0                 $0           4,410          8,465             $0             $0
Kenneth A. Joyce               0                 $0           4,410          8,465             $0             $0

----------
         (1) "Value of Unexercised In-the-Money Options at FY-End" is based upon the fair market value of the Company's common shares on December 31, 2000 ($11.625) less the exercise price of the options at the end of the 2000 fiscal year.

Salary Continuation Agreements
------------------------------

                  The Company has entered into Executive Salary Continuation Agreements (the "Agreements") with Thomas C. Williams, President and Chief Executive Officer of the Company, on October 11, 1995, Robert W. Constien, Senior Executive Vice President and Chief Operating Officer of the Company and Chief Executive Officer of RFS, on October 16, 1995, Richard C. Warrener, the Executive Vice President and Chief Financial Officer of the Company, on January 1, 1998, Mark E. Rowland, Senior Vice President and Senior Lender of the Company, on January 1, 1998 and Edward L. Yoder, Executive Vice President of State Bank, on October 16, 1995. Under the Agreements, if the executive officer remains in the continuous employment of the Company until the first December 31st after his 65th birthday (unless by action of the Board of Directors of the Company, his period of active employment with the Company for purposes of the Agreement is shortened or extended), he is to retire as of that date. Upon such retirement, such executive officer (and, upon his death, his designated beneficiary) will be entitled to receive an annual benefit equal to 15% of his annual base salary as in effect immediately prior to his retirement in equal monthly installments (of 1/12th of the annual benefit) for a period of 180 months. If the executive officer dies while actively employed by the Company prior to his retirement, the Company will pay an annual benefit equal to 15% of his annual base salary as in effect immediately prior to his death in equal monthly installments (of 1/12th of the annual benefit) for a period of 180 months to his designated beneficiary. In the event that the executive officer's employment is terminated as a result of his voluntary action, the Agreement will terminate immediately on the date of such termination of employment and the Company will pay to such executive officer as severance compensation monthly for fifteen years an amount of money on an annual basis equal to: (a) 5% of such executive officer's annual base salary as in effect immediately prior to the date of his termination of employment, if, at the termination date, such executive officer is between age 55 and 60; (b) 10% of such annual base salary if, at the termination date, such executive officer is between age 60 and 65; and (c) 15% of such annual base salary if (i) at the termination date, such executive officer is age 65 or over; (ii) such termination of employment occurs after there has been a change in control of the ownership of the Company; or
(iii) such termination of employment occurs after the Company merges or consolidates with another company or organization, permits its business activities to be taken over by another organization, ceases its business activities or terminates its existence. If the Company discharges the executive officer for cause, no compensation will be payable to him under the terms of the Agreement. The executive officer will not receive any benefits under the Agreement if he engages in any activity that directly or indirectly competes with the Company's interest, within 25 miles of any office of the Company and its subsidiaries existing at the time of his retirement or termination of employment. The payment of the benefits contemplated by the Agreement will be accelerated if, after such executive officer's retirement, the leverage capital ratio and/or the risk-based capital ratio of the Company fall below the minimum ratios established by the Company's regulatory authority for well-capitalized bank holding companies and/or the Company fails to have net income in any two successive fiscal years.

         On August 30, 1996, State Bank entered into an Executive Salary Continuation Agreement with Mark A. Soukup and on January 1, 1998, RMC entered into an Executive Salary Continuation Agreement with Kenneth A. Joyce, both of which Agreements have terms substantially the same as the terms of the Agreements described above between the Company and Mr. Williams, Mr. Warrener, Mr. Constien, Mr. Rowland and Mr. Yoder. In 2000, Mr. Joyce's agreement was transferred to the Company.

Directors' Compensation
-----------------------

         During the 2000 fiscal year, each outside director of the Company who served the entire year received an annual retainer of $9,000.

         Mr. Steven D. VanDemark, who serves as the Chairman of the Board of Directors of the Company, received an additional $12,000 during the 2000 fiscal year for his services as Chairman of the Board of Directors of the Company.


Rurban Financial Corp. Plan to Allow Directors to Elect to Defer Compensation
-----------------------------------------------------------------------------

         On March 12, 1997, the Board of Directors of the Company adopted the Rurban Financial Corp. Plan to Allow Directors to Elect to Defer Compensation (the "Deferred Compensation Plan"). The purpose of the Plan is to advance the interests of the Company and its shareholders by allowing the directors of the Company and the directors of any of the Company's subsidiaries an opportunity to elect to defer payment of all or a portion of their compensation received for their services as directors. The annual directors' fees to be received by the directors of the Company and the directors of the Company's subsidiaries will not be increased as a result of the adoption of the Deferred Compensation Plan.

                                PERFORMANCE GRAPH

         Set forth on the following page is a line graph comparing the yearly percentage change in the Company's cumulative total shareholder return on its common shares with an index for the NASDAQ Stock Market (U.S. Companies) comprised of all domestic common shares traded on the NASDAQ National Market System and the NASDAQ Small-Cap Market and an index for NASDAQ Bank Stocks comprised of all depository institutions (SIC Code #602) and holding and other investment companies (SIC Code #671) that are traded on the NASDAQ National Market System and the NASDAQ Small-Cap Market ("NASDAQ Bank Stocks") for the five-year period ended December 31, 2000.

                                           NASDAQ
                                        STOCK MARKET
          RURBAN         NASDAQ BANK       (U.S.
YEAR   FINANCIAL CORP       STOCKS       COMPANIES)
----   --------------    -----------    ------------
1995      100.00           100.00          100.00
1996      105.78           132.04          123.04
1997      104.51           221.06          150.69
1998      121.65           219.64          212.51
1999       99.87           211.15          394.94
2000       99.93           241.10          237.68

                            SHAREHOLDER PROPOSALS FOR
                               2002 ANNUAL MEETING
                               -------------------

         Any qualified shareholder who desires to present a proposal for consideration at the 2002 Annual Meeting of Shareholders must submit the proposal in writing to the Company. If the proposal is received by the Company on or before November 26, 2001, and otherwise meets the requirements of applicable state and federal law, it will be included in the proxy statement and form of proxy of the Company relating to its 2002 Annual Meeting of Shareholders. If a shareholder intends to present a proposal at the 2002 Annual Meeting, but has not sought the inclusion of such proposal in the Company's proxy materials, such proposal must be received by the Company prior to February 13, 2002, or the Company's management proxies for the 2002 Annual Meeting will be entitled to use their discretionary voting authority should such proposal then be raised, without any discussion of the matter in the Company's proxy materials.


                             NOTIFICATION REGARDING
                              INDEPENDENT AUDITORS
                              --------------------

         Crowe, Chizek and Company LLP ("Crowe") has served as independent auditors from 1988 through 2000. The Board of Directors of the Company has not made a decision regarding the appointment of a firm to serve as the independent auditor for the 2001 fiscal year. The Board of Directors has determined that it is in the best interests of the Company to consider proposals from other independent auditors as well as Crowe in regard to the independent audit for fiscal 2001. The board of directors expects that representatives of Crowe, Chizek and Company LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


                                  OTHER MATTERS
                                  -------------

         As of the date of this Proxy Statement, the Board of Directors knows of no other business to be presented for action by the shareholders at the 2001 Annual Meeting of Shareholders other than as set forth in this Proxy Statement. However, if any other matter is properly presented at the Annual Meeting, or at any adjournment(s) thereof, it is intended that the persons named as proxies in the enclosed proxy may vote the common shares represented by such proxy on such matters in accordance with their best judgment in light of the conditions then prevailing.

         IT IS IMPORTANT THAT PROXIES BE VOTED AND RETURNED PROMPTLY. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE FILL IN, DATE, SIGN AND RETURN THE PROXY PROMPTLY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH TO DO SO.


March 23, 2001                            By Order of the Board of Directors,

                                          /s/ Thomas C. Williams

                                          Thomas C. Williams, President
                                          and Chief Executive Officer

                                   APPENDIX A
                                   ----------

                             AUDIT COMMITTEE CHARTER
                             -----------------------

Purpose/Function:

The primary function of the audit committee is to assist the board of directors in fulfilling its oversight responsibilities by reviewing all audit processes, financial reporting and the systems of internal control established by management and the board of directors.

Membership:
Three or more independent outside directors.

Frequency of Meetings:
Generally, once per quarter on a regularly scheduled basis and at such other times as requested by a committee member, management, the internal audit coordinator or the independent accountant.

Duties/Responsibilities:

GENERAL RESPONSIBILITIES
------------------------

1. To provide avenues of communication among the internal audit coordinator(s), the internal audit outsourcing firm, the independent accountant and the board of directors.

2. To report committee actions to the full board of directors and make appropriate recommendations.

3. To conduct or authorize investigations into matters within the committee's scope of responsibilities. The committee is authorized to retain independent counsel, accountants or others needed to assist in an investigation.

RESPONSIBILITIES FOR ENGAGING INDEPENDENT ACCOUNTANTS AND APPOINTING THE
------------------------------------------------------------------------
INTERNAL AUDITOR OR INTERNAL AUDIT COORDINATOR(S)
-------------------------------------------------

1. To select the independent accountants for company audits. The committee's selection is subject to approval by the full board of directors. The audit committee also will review and approve audit related fees paid to the independent accountants and review and approve a change in the independent accountants.

2. To review and approve the appointment, replacement, reassignment or dismissal of the internal auditor and/or internal audit coordinator(s) and the internal audit outsourcing firm. To review and approve audit related fees paid to the internal audit outsourcing firm.

3. To assure the independence of the internal auditor or internal audit coordinator(s) and the independent accountant, including a review of management consulting services provided by the independent accountant and the fees paid for such consulting services.

RESPONSIBILITIES FOR REVIEWING THE ANNUAL EXTERNAL AUDIT AND THE ANNUAL
-----------------------------------------------------------------------
FINANCIAL STATEMENTS, INTERNAL AUDITS AND REGULATORY EXAMINATIONS.
------------------------------------------------------------------

1. To assure that the independent accountant views the board of directors as its client, that it will be available to the full board of directors and that it will provide the committee with a timely analysis of significant financial reporting issues.

2. To question management, the internal auditor or internal audit coordinator(s) and the independent accountant about significant risks and exposures and to assess management's steps to minimize them.

3. To consider, in consultation with the independent accountant and the internal auditor or internal audit coordinator(s), the audit scope and procedural plans for the internal audit and the independent audit and to assure effective coordination of internal and external audits.

4. To review the following with the independent accountant and the internal auditor or internal audit coordinator(s):

         a. The adequacy of the company's internal controls, including computerized information system controls and security.
         b. Any significant findings and recommendations made by the independent accountant or the internal auditing function, together with management's responses to them.

5. Shortly after the annual independent audit is completed, to review the following with management and the independent accountant:

         a. The company's annual financial statements and related footnotes.
         b. The independent accountant's audit of and report on the financial statements.
         c. The independent accountant's qualitative judgements regarding the appropriateness of accounting principles and financial disclosures and their evaluation of the degree of aggressiveness/conservatism of the accounting principles and underlying estimates.
         d. Any serious difficulties or disputes with management encountered during the course of the audit.
         e.       The independent accountant's "management letter" regarding:
                  1. Recommendations for improvements in internal control and its operation.
                  2. An update on new accounting pronouncements.
         f. The independent accountant's "SAS 61 Letter" regarding required communications with the Audit Committee.

6. To consider and review with management and the internal auditor or internal audit coordinator(s):

         a.       Any significant internal audit findings and recommendations during the year and management's responses to them.
         b.       Any difficulties encountered in the internal auditing process, including any restrictions on the scope of work or access to required information.
         c.       Any changes to the planned scope of management's internal
                  audit plan that the committee thinks advisable.
         d.       The internal auditing department's budget and staffing.

7. To consider and review with management regulatory agency examination reports and management's responses, including:

         a.       Safety and Soundness examinations
         b.       Compliance and CRA examinations

PERIODIC RESPONSIBILITIES
-------------------------

1.       To review and update, if necessary, the committee's charter annually.

2. To review legal and regulatory matters that may have a material effect on the organization's financial statements, compliance policies and programs and reports from regulators.


-------
  X     PLEASE MARK VOTES                                  REVOCABLE PROXY
        AS IN THIS EXAMPLE                               RURBAN FINANCIAL CORP.
-------



                                                                                                                             For
          PROXY FOR ANNUAL MEETING OF SHAREHOLDERS                1. To elect Thomas C. Callan, Eric C.              With-   All
                TO BE HELD ON APRIL 23, 2001                         Hench, Gary A. Koester and Steven D.     For    hold   Except
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS       VanDemark to serve for a term of three ------- ------- -------
                                                                     (3) years each and to elect Thomas A.  ------- ------- -------
                                                                     Buis to serve a term of two (2) years.

   The  undersigned holder(s) of common shares of Rurban             INSTRUCTION:  To withhold authority to veto for any individual
Financial Corp. (the "Company") hereby constitutes and               nominee, mark "For All Except" and write that nominee's name
appoints Thomas C. Williams and Richard C. Warrener, or either       in the space provided below.
of them, the Proxy or Proxies of the undersigned, with full
power  of  substitution, to attend the Annual Meeting of             ---------------------------------------------------------------
Shareholders of the Company (the "Annual Meeting") to be held
on Monday, April 23, 2001, in the banquet room at the Serrick     2. In their  discretion, the Proxies are authorized to vote
Center located at The Defiance College, 701 N. Clinton St.,          upon such other matters as may properly come before the Annual
Defiance, Ohio at 10:00 A.M., local time, and any                    Meeting or any adjournment(s) thereof.
adjournment(s) thereof, and to vote all of the common shares
of the Company which the undersigned is entitled to vote at            WHERE A CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED
such Annual Meeting or at any adjournment(s) thereof:                BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT
                                                                     VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE COMMON
                                                                     SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION
                                                                     OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE
                                                                     COMPANY. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE
                                                                     ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF OR IF A NOMINEE
                                                                     FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS
                                                                     UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON
                                                                     SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE
                                                                     DISCRETION OF THE PROXIES ON SUCH MATTERS OR FOR SUCH
                                                                     SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

Please be sure to sign and date  -------------------                    ALL PROXIES PREVIOUSLY GIVEN OR EXECUTED BY THE UNDERSIGNED
  this Proxy in the box below.   Date                                ARE HEREBY REVOKED. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting to shareholders and
                                 -------------------                 Proxy Statement for the April 23, 2001 and the Annual Report to
                                                                     Shareholders for the fiscal year ended December 31, 2000.
---------------------------------------------------------------         Please sign exactly as your name appears hereon. When common shares are registered in two names, both shareholders should sign. When signing as executor, administrator, trustee,
                                                                     guardian, attorney or agent, please give full title as such. If shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized
 ---Shareholder sign above---Co-holder (if any) sign above)---       person. (Please note any change of address on this proxy.)

------------------------------------------------------------------------------------------------------------------------------------
                              DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.
                                                       RURBAN FINANCIAL CORP.

------------------------------------------------------------------------------------------------------------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RURBAN FINANCIAL CORP. IT IS IMPORTANT THAT PROXIES BE VOTED AND
RETURNED PROMPTLY. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE FILL IN, DATE, SIGN AND RETURN THE PROXY PROMPTLY
USING THE ENCLOSED SELF-ADDRESSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU
WISH TO DO SO.
------------------------------------------------------------------------------------------------------------------------------------


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